UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

SRE Loan Extension

On March 23, 2016, IMH Financial Corporation (the “Company”) and SRE Monarch Lending, LLC (“SRE Monarch Lending”) entered into a Fifth Amendment to Loan Agreement (“Fifth Amendment”) extending the maturity date of the Company’s loan from SRE Monarch Lending (“SRE Loan”) from March 23, 2016 to June 21, 2016. The Company paid a fee of $100,000 to SRE Monarch Lending in connection with this extension. The Fifth Amendment provides the Company with an option to extend the maturity date for an additional three months in exchange for an extension fee of $100,000. SRE Monarch Lending is a related party of Seth Singerman, one of the Company’s directors.
SRE Revolver
On March 23, 2016, a subsidiary of the Company, Buena Yuma, LLC (“Buena Yuma”), and SRE Monarch Lending entered into a line of credit agreement for a revolving line of credit facility (“SRE Revolver”). The SRE Revolver is secured by real estate assets owned by Buena Yuma (the “Buena Yuma Land”) and is guaranteed by the Company. The SRE Revolver has an initial advance limit of $2.5 million that may be increased to $4.0 million on advance notice from Buena Yuma. The advance rate fee is $50,000 for each advance under the initial advance limit of $2.5 million, and $25,000 for each advance in excess of $2.5 million. Upon execution of the SRE Revolver agreement, the Company paid a facility fee of $100,000. All amounts advanced under the SRE Revolver may be prepaid in whole or in part without premium or penalty.
The SRE Revolver bears interest at a per annum base rate of 5% and has a term that expires on the earliest to occur of 1) June 23, 2016 (which date may be extended for an additional three months in exchange for an extension fee payment of $50,000), 2) the sale of the Buena Yuma Land, or 3) the sale of our multi-family residential project located in Apple Valley, Minnesota.
In the event that a sale of the Buena Yuma Land occurs before March 31, 2017 (“Facility Exit Date”), we are obligated to pay SRE Monarch Lending either a) an amount equal to i) 3% of net sales proceeds if no advances have been made under the SRE Revolver as of the date of sale, or ii) 5% of net sale proceeds if one or more advances have been made under the SRE Revolver as of the date of sale; or b) if no sale has occurred or is expected to occur prior to the Facility Exit Date, an amount equal to the foregoing applicable percentages of the presumed net sales proceeds based on the appraised value of the Buena Yuma Land.
The foregoing descriptions of the Fifth Amendment and the SRE Revolver are not complete and are qualified by reference to the complete agreements and other related documents which are attached hereto and incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description
10.1	Fifth Amendment to Loan Agreement between IMH Financial Corporation, a Delaware corporation and SRE Monarch Lending, LLC, a Delaware limited liability company, dated March 23, 2016.
10.2	Loan Agreement between Buena Yuma LLC, a subsidiary of IMH Financial Corporation, and SRE Monarch Lending, LLC, a Delaware limited liability company, dated March 23, 2016.
10.3	Promissory Note between Buena Yuma, LLC, a subsidiary of IMH Financial Corporation, and SRE Monarch Lending, LLC, a Delaware limited liability company, dated March 23, 2016.
10.4
Deed of Trust, Assignment of Leases and Rents and Security Agreement between Buena Yuma, LLC, a subsidiary of IMH Financial Corporation, and SRE Monarch Lending, LLC, a Delaware limited liability company, dated March 23, 2016.

10.5	Guaranty Agreement between IMH Financial Corporation, a Delaware corporation, and SRE Monarch Lending, LLC, a Delaware limited liability company, dated March 23, 2016.
10.6	Environmental Indemnity Agreement between Buena Yuma LLC, a subsidiary of IMH Financial Corporation, and SRE Monarch Lending, LLC, a Delaware limited liability company, dated March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 29, 2016

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer